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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15d OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of
earliest event reported)
October 23, 2001



                          WILMINGTON TRUST CORPORATION
             (Exact name of registrant as specified in its charter)


                         Commission File Number 1-14659



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
                   Delaware                                          51-0328154
(State or other jurisdiction of incorporation)         (IRS Employer Identification Number)



Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware                                                   19890
(Address of principal executive offices)                             (Zip Code)
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              Registrant's telephone number, including area code:

                                 (302) 651-1000


         (Former names or former address, if changed since last report)
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Item 5.       Other Events.

On October 23, 2001, Wilmington Trust Corporation (the "Corporation") and its subsidiary, WT Investments, Inc. ("WTI"), entered into an agreement with Balentine Holdings, Inc., an asset management firm headquartered in Atlanta, Georgia ("Balentine"), and its principals. Under this agreement, a new entity, Balentine Delaware Holding Company, LLC ("the LLC"), will assume Balentine's investment management business. Balentine performs investment management services for institutional and individual clients and specializes in its "manager of managers" program. The firm has a staff of 43 employees and, as of September 30, 2001, had nearly $4 billion in assets under management.

Closing is subject to the satisfaction of several customary conditions. At closing, WTI will become the owner of 100% of the equity interests and 80% of the profit interests in the LLC, with the balance of the profits interests being retained by Balentine's current owners. The Corporation will be able to purchase additional ownership interests in the LLC from the other owners upon the occurrence of a number of specified events, including the termination of employment, death, disability or retirement of the individual.

The LLC will be managed by a board of five managers. Initially, the board will consist of three people designated by Balentine and its principals and two people designated by WTI. WTI will be entitled to elect a majority on the board after March 31, 2006.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        WILMINGTON TRUST CORPORATION

Dated: October 23, 2001
                                        By:         /s/ David R. Gibson
                                                    ----------------------------
                                        Name:       David R. Gibson,
                                        Title:      Senior Vice President
                                                    and Chief Financial Officer

                                                    (Authorized Officer and
                                                    Principal Financial Officer)